EXHIBIT 10.34

CIT GROUP INC.

11 West 42nd Street

New York, NY 10017

February 6, 2013

C. Jeffrey Knittel

CIT Group Inc.

11 West 42nd Street

New York, NY 10017

Re:

Assignment and Extension of Employment Agreement

Dear Jeff:

This letter will confirm that the Compensation Committee of the Board of Directors of CIT Group Inc. (the “Company”) has determined to extend the “Term” of your Amended and Restated Employment Agreement with the Company dated as of May 7, 2008, as amended (your “Employment Agreement”) for one year, through December 31, 2013.  This letter will also confirm that the rights of the Company under the Employment Agreement are simultaneously being assigned to, and the obligations under the Employment Agreement are being assumed by, C.I.T. Leasing Corporation, a wholly owned subsidiary of the Company and that such rights may be further assigned to and assumed by any other US subsidiary of the Company as is determined by the Company.

You acknowledge that neither your Employment Agreement nor this Assignment and Extension (i) entitle you to receive any payment or benefit to the extent that it is prohibited or limited by applicable law and/or regulation, nor (ii) constitute grounds for your resignation for “Good Reason” as defined under your Employment Agreement.  You also consent to the assignment and assumption of the Employment Agreement to C.I.T. Leasing Corporation and any further assignment or assumption as permitted above.

You and the Company agree that the provisions of your Employment Agreement, as revised and extended by this Assignment and Extension remain in full force and the Term shall continue through December 31, 2013, without interruption.  Nothing in this letter is intended to confer any rights on any person other than you, the Company and/or its applicable subsidiaries.

C. Jeffrey Knittel

February 6, 2013

Please acknowledge your agreement by signing the enclosed copy of this letter and returning it to me as soon as possible.  On behalf of the Board, I thank you for your continued service with the Company.

Very truly yours,

/s/ Robert J. Ingato

Robert J. Ingato

Executive Vice President,

General Counsel

CIT Group Inc.

Accepted and Agreed:

/s/ C. Jeffrey Knittel

________________________________

C. Jeffrey Knittel

Assignment and Assumption of the

Employment Agreement is hereby agreed

to by C.I.T. Leasing Corporation

C.I.T. Leasing Corporation

By:_/s/ Robert J. Ingato_____________

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